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                                 EXHIBIT 21.1
                         SUBSIDIARIES OF THE REGISTRANT



IMSI (UK) Limited

IMSI Australia (PTY) Ltd.

IMSI Germany (GmbH)

IMSI South Africa Pty Ltd.

IMSI France


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